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                                                                  Exhibit (p.1)

                               POWERS OF ATTORNEY

We, the undersigned directors and officers of ING Partners, Inc., hereby constitute and appoint Laurie Tillinghast, John DelPrete and Susan C. Mosher, and each of them individually, our true and lawful attorneys, with full power to them and each of them to sign for each of us, and in each of our names and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Security and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, File Nos. 333-32575 and 811-8319 respectively.

Hereby ratifying and confirming on this 9th day of August, 2002, my signature as it may be signed by my said attorneys to any such Registration Statements and any and all amendments thereto:


Signature/Title


Laurie M. Tillinghast, President and Director          /s/ Laurie M. Tillinghast
                                                       -------------------------

Patrick W. Kenny, Director                             /s/ Patrick W. Kenny
                                                       -------------------------

John V. Boyer, Director                                /s/ John V.Boyer
                                                       -------------------------

Richard A. Johnson, Director                           /s/ Richard A. Johnson
                                                       -------------------------

Martin Conroy, Treasurer and Chief Financial Officer   /s/ Martin Conroy
                                                       -------------------------